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As filed with the Securities and Exchange Commission on July 12, 2002

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AQUILA, INC.
(Exact name of registrant as specified in its charter)

Delaware	44-0541877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 West Ninth Street
Kansas City, Missouri 64105
(Address, including zip code, of Principal Executive Offices)

AQUILA, INC. (NOW KNOWN AS AQUILA MERCHANT SERVICES, INC.)
2001 OMNIBUS INCENTIVE COMPENSATION PLAN

AQUILA, INC.
2002 OMNIBUS INCENTIVE COMPENSATION PLAN
(Full titles of the plans)

Leslie J. Parrette, Jr., Esq.
Senior Vice President, General Counsel and Corporate Secretary
Aquila, Inc.
20 West Ninth Street
Kansas City, Missouri 64105
(816) 421-6600
(Name, address and telephone number of agent for service)

Copy to:
Tracy D. Mackey, Esq.
Blackwell Sanders Peper Martin LLP
Two Pershing Square
2300 Main Street, Suite 1000
Kansas City, Missouri 64108
(816) 983-8000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $1.00 per share	2,641,369(3)	$6.97	$18,410,341	$1,694.00

Common Stock, par value $1.00 per share	9,000,000(4)	$6.97	$62,730,000	$5,771.00

Total	11,641,369	$6.97	$81,140,341	$7,465.00

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The maximum offering price per share is based on the average of the high and low prices of the Registrant's Common Stock as listed on the New York Stock Exchange on July 10, 2001.

(2)
Includes shares issued as a result of a stock split or stock dividend or other anti-dilution provision. Includes a preference stock purchase right attached to each share of common stock that, prior to the occurrence of certain events, will not be evidenced separately from the common stock.

(3)
These shares will be issued under the Aquila, Inc. 2001 Omnibus Incentive Compensation Plan.

(4)
These shares will be issued under the Aquila, Inc. 2002 Omnibus Incentive Compensation Plan.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information about the Aquila, Inc. 2001 Omnibus Incentive Compensation Plan and the Aquila, Inc. 2002 Omnibus Incentive Compensation Plan (collectively the "Plans") specified in Part I of Form S-8 will be sent or given to eligible employees as specified by the Securities and Exchange Commission (the "SEC" or "Commission") Rule 428(b)(1). Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act of 1933, as amended. All such documents will be dated and maintained in a "prospectus file" as required by SEC Rule 428(a) and will contain the following legend in a conspicuous place as directed by SEC Rule 428(b)(1):

        "This document (or specifically designated portions of this document) constitutes (constitute) part of a prospectus covering securities that have been registered under the Securities Act of 1933."

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:    Incorporation of Documents by Reference

        The following documents filed with the SEC by Aquila, Inc. (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

  1.
  The Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2001;

  2.
  The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

  3.
  The Company's Reports on Form 8-K filed on February 25, 2002, February 27, 2002, March 15, 2002, May 21, 2002, June 19, 2002, June 28, 2002, and July 11, 2002.

  4.
  The description of common stock contained in our Registration Statement on Form 8-B dated May 5, 1987 (File No. 001-03562) and the description of the preference stock purchase rights set forth in the Registration Statement on Form 8-A dated March 4, 1997 (File No. 001-03562).

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

        The Company's financial statements incorporated by reference in this Registration Statement were audited by Arthur Andersen LLP ("Andersen"). Effective May 21, 2002, the Company's Board of Directors approved the dismissal of Andersen as the Company's independent auditors and the appointment of KPMG LLP to serve as the Company's independent auditors. The Company has been unable to obtain, after reasonable efforts, Andersen's written consent to incorporate by reference Andersen's reports on the financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits this Registration Statement to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit your ability to assert claims against Andersen under Section 11(a) of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated therein.

Item 4:    Description of Securities

        Not applicable.

Item 5:    Interests of Named Experts and Counsel

        Not applicable.

Item 6:    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law confers broad powers upon corporations incorporated in that state with respect to indemnification of any person against liabilities incurred by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity. The provisions of Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

        The Certificate of Incorporation of the Company contains a provision that eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

        The Company has a dual phase insurance policy providing directors and officers with indemnification, subject to certain exclusions and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits or proceedings in connection therewith) arising from any negligent act, error, omission or breach of duty while acting in their capacity as directors and officers of the Company. The policy also reimburses the Company for liability incurred in the indemnification of its directors and officers.

        The Bylaws of the Company entitle officers and directors to be indemnified by the Company against costs or expenses, attorneys' fees, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with an action, suit or proceeding, including actions brought by or in the right of the Company, to which such persons are made or threatened to be made a party, by reasons of their being a director or officer. Such right, however, may be made only as authorized by (i) a majority vote of a quorum of disinterested directors, or (ii) if such quorum is not obtainable or, if obtainable, a majority thereof so directs, by independent legal counsel, or (iii) by the stockholders of the Company, upon a determination that the person seeking indemnification acted in good faith and in the manner that he or she reasonably believed to be in or not opposed to the Company's best interest, or, if the action is criminal in nature, upon a determination that the person seeking indemnification had no reasonable cause to believe that such person's conduct was unlawful. This provision also requires the Company, upon authorizations by the board of directors, to advance costs and expenses, including attorneys' fees, reasonably incurred in defending such actions; provided, that any person seeking such an advance must first provide the Company with an undertaking to repay any amount as to which it may be determined such person is not entitled.

Item 7:    Exemption from Registration Claimed

        Not applicable.

Item 8:    Exhibits

4.1	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(a)(1) to Aquila, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).
4.2	Bylaws, as amended (incorporated by reference to Exhibit 3(b) to Aquila, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).
4.3
Form of Rights Agreement between UtiliCorp United Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4 to UtiliCorp United Inc.'s Quarterly Report on Form 10-Q for the period ended September 30, 1996).
4.4
Amendment to the Rights Agreement between Aquila, Inc. and UMB Bank, N.A., as successor Rights Agent dated March 15, 2002 (incorporated by reference to Exhibit 4(d) to Aquila, Inc.'s Post-Effective Amendment No. 1 Registration Statement No. 333-29657).
5.1	Opinion of Christopher Reitz, Esq.
23.1	Consent of Christopher Reitz, Esq. (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to the Registration Statement).

Item 9:    Undertakings

        The undersigned Company hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on July 12, 2002.

AQUILA, INC.
By:	/s/ DAN STREEK Dan Streek Chief Financial Officer (Principal Financial and Accounting Officer)

        The undersigned directors of Aquila, Inc. appoint Richard C. Green, Jr. and Leslie J. Parrette, Jr., our true and lawful attorneys with power to each of them to sign for us this registration statement and any and all amendments to this registration statement, and generally do all such things in our names and in our capacities as directors to enable Aquila, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission in connection with this offering.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on July 12, 2002 by the following persons in the capacities indicated:

Signature	Title

/s/ RICHARD C. GREEN, JR. Richard C. Green, Jr.	Chairman of the Board
/s/ DAN STREEK Dan Streek	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ ROBERT K. GREEN Robert K. Green	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ JOHN R. BAKER John R. Baker	Director
/s/ HERMAN CAIN Herman Cain	Director

/s/ IRVINE O. HOCKADAY Irvine O. Hockaday	Director
/s/ HEIDI HUTTER Heidi Hutter	Director
/s/ STANLEY O. IKENBERRY Stanley O. Ikenberry	Director
/s/ ROBERT F. JACKSON, JR. Robert F. Jackson, Jr.	Director
/s/ L. PATTON KLINE L. Patton Kline	Director
/s/ GERALD L. SHAHEEN Gerald L. Shaheen	Director

INDEX OF EXHIBITS

Exhibit Number	Document
4.1	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(a)(1) to Aquila, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).
4.2	Bylaws, as amended (incorporated by reference to Exhibit 3(b) to Aquila, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).
4.3
Form of Rights Agreement between UtiliCorp United Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4 to UtiliCorp United Inc.'s Quarterly Report on Form 10-Q for the period ended September 30, 1996).
4.4
Amendment to the Rights Agreement between Aquila, Inc. and UMB Bank, N.A., as successor Rights Agent dated March 15, 2002 (incorporated by reference to Exhibit 4(d) to Aquila, Inc.'s Post-Effective Amendment No. 1 Registration Statement No. 333-29657).
5.1	Opinion of Christopher Reitz, Esq.
23.1	Consent of Christopher Reitz, Esq. (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to the Registration Statement).

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Part I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Part II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3: Incorporation of Documents by Reference
  Item 4: Description of Securities
  Item 5: Interests of Named Experts and Counsel
  Item 6: Indemnification of Directors and Officers
  Item 7: Exemption from Registration Claimed
  Item 8: Exhibits
  Item 9: Undertakings
SIGNATURES
INDEX OF EXHIBITS